As filed with the Securities and Exchange Commission on October 21, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
WELLS FARGO & COMPANY
(Exact name of registrant as specified in charter)
________________

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

420 Montgomery Street San Francisco, California (800) 292-9932	94163
(Address of principal executive offices)	(Zip code)
________________
Wells Fargo & Company Stock Purchase Plan
(Full title of the plan)
________________
Ellen R. Patterson
Senior Executive Vice President and General Counsel
Wells Fargo & Company
30 Hudson Yards, Floor 61
New York, NY 10001
(415) 979-0775
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Maggi Bixler
Senior Vice President and Managing Counsel
Wells Fargo & Company
MAC D1130-161
301 S. Tryon St.
Charlotte, NC 28202
(704) 410-7025
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________
CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, par value $1-2/3	6,000,000 Shares	$45.86	$275,160,000	$25,507.33
(1)Pursuant to Rule 416 under the Securities Act of 1933 (the “Act”), this registration statement also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act, based on the average of the high and low sales prices of Wells Fargo & Company common stock, as reported on the New York Stock Exchange on October 14, 2021, in accordance with Rule 457(c) under the Act.
(3)Determined in accordance with Rule 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 shares of common stock of Wells Fargo & Company (“Wells Fargo”) to be issued pursuant to the Wells Fargo & Company Stock Purchase Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed by Wells Fargo with the Securities and Exchange Commission (the “Commission”) relating to the Plan (Registration Statement No. 333-211638), including the information contained therein, is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents (or portions thereof) filed by Wells Fargo with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than the portions of those documents not deemed to be filed). All documents were filed with the Commission under File No. 001-02979.

(a)Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2020, including information specifically incorporated by reference into the Form 10-K from Wells Fargo’s 2020 Annual Report to Stockholders and Wells Fargo’s Proxy Statement for the 2021 Annual Meeting of Stockholders;

(b)Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;

(c)Wells Fargo’s Current Reports on Form 8-K filed January 8, 2021, January 15, 2021, January 19, 2021, January 22, 2021, January 26, 2021, January 26, 2021, January 29, 2021, January 29, 2021, February 1, 2021, February 9, 2021, February 10, 2021, February 12, 2021, March 1, 2021, March 16, 2021, April 14, 2021, April 30, 2021, May 12, 2021, May 19, 2021, May 20, 2021, June 16, 2021, July 14, 2021, July 27, 2021, August 3, 2021, August 10, 2021, September 9, 2021, September 16, 2021, and October 14, 2021 (other than portions of these documents not deemed to be filed); and

(d)The description of Wells Fargo’s common stock contained in Exhibit 4(c) to the Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or report filed to update such description.

All reports and/or documents filed by Wells Fargo with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, except for such reports and/or other documents (or portions thereof) that are only “furnished” to the Commission or that are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 5. Interests of Named Experts and Counsel.

Maggi Bixler, Senior Vice President and Managing Counsel at Wells Fargo, has rendered an opinion regarding the legality of the shares of Wells Fargo common stock being offered pursuant to the Plan. Ms. Bixler owns, or has the right to acquire, a number of shares of Wells Fargo common stock which represents less than 0.1% of the total outstanding common stock. Ms. Bixler is eligible to participate in the Plan.

Item 8. Exhibits.
The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.	Description	Location
5	Opinion of Maggi Bixler	Filed herewith
23.1	Consent of Maggi Bixler (included in Exhibit 5)	Filed herewith
23.2	Consent of KPMG LLP	Filed herewith
24	Powers of Attorney	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 21, 2021.

WELLS FARGO & COMPANY

By:	/s/ Charles W. Scharf
Charles W. Scharf
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 21, 2021 by the following persons in the capacities indicated:

/s/ Charles W. Scharf	President, Chief Executive Officer and Director
Charles W. Scharf	(Principal Executive Officer)

/s/ Michael P. Santomassimo	Senior Executive Vice President and Chief Financial Officer
Michael P. Santomassimo	(Principal Financial Officer)

/s/ Muneera S. Carr	Executive Vice President, Chief Accounting Officer and Controller
Muneera S. Carr	(Principal Accounting Officer)

MARK A. CHANCY CELESTE A. CLARK THEODORE F. CRAVER, JR. WAYNE M. HEWETT	MARIA R. MORRIS JUAN A. PUJADAS RONALD L. SARGENT SUZANNE M. VAUTRINOT	A majority of the Board of Directors*

________

*	Charles W. Scharf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

/s/ Charles W. Scharf
Charles W. Scharf
Attorney-in-fact